EXHIBIT 10.3
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               FINANCIAL ADVISORY AND INVESTMENT BANKING AGREEMENT

         This Agreement is made and entered as of December 1, 2001 between EarlyBirdCapital, Inc. ("EBC" or the "Consultant") and Network-1 Security Solutions, Inc. (the "Company").

         In consideration of the mutual promises made herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. The Company hereby engages the Consultant to render financial consulting and investment banking advice to the Company upon the terms and conditions set forth herein. The term of this Agreement shall be for 12 months commencing on December 1, 2001. This engagement of Consultant by the Company shall be on a non-exclusive basis and shall not prevent the Company from engaging another party to act in the same or similar capacity.

         2. During the term of this Agreement, Consultant shall provide the Company with such regular and customary financial consulting advice as is reasonably requested by the Company. It is understood and acknowledged by the parties that the value of Consultant's advice is not readily quantifiable, and that although Consultant shall be obligated to render the advice contemplated by this Agreement upon the reasonable request of the Company, Consultant shall not be obligated to spend any specific amount of time in so doing. Consultant's duties may include, but will not necessarily be limited to:

             (a) Assisting in the Company's financial public relations;

             (b) Rendering advice with regard to internal operations, including:
                 (i) the formation of corporate goals and their implementation;
                 (ii) the Company's financial structure and its divisions or subsidiaries;
                 (iii) securing, when and if necessary and possible, additional financing through banks and/or insurance companies; and
                 (iv)  corporate organization and personnel.

             (c) Rendering advice with regard to any of the following corporate finance matters:
                 (i)   changes in the capitalization of the Company;
                 (ii)  changes in the Company's corporate structure;
                 (iii) redistribution of shareholdings of the Company's stock;
                 (iv) offerings of securities in public and private transactions;
                 (v)   alternative uses of corporate assets;
                 (vi)  structure and use of debt; and
                 (vii) sales of stock by insiders pursuant to Rule 144 or
                       otherwise.

             In addition to the foregoing, Consultant shall also render such other financial consulting and/or investment banking services (including mergers and acquisitions or financings of the Company) as may from time to time be agreed upon by Consultant and the Company.

             Consultant may engage other companies to furnish certain of the consulting services provided for hereunder, subject to consultant's supervision, and remit a portion of its compensation to these companies in exchange for these services, provided, however, that this arrangement shall not increase the total compensation that must be paid by the Company under this Agreement.

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         3.  The Company shall pay Consultant the following compensation:

             (a) A cash fee of $200,000, of which $35,000 shall be payable upon signing this Agreement and the balance of $165,000 shall be payable as follows:
(i) nine monthly installments of $10,000 on the first day of each calendar month beginning on January 1, 2002 and (ii) three quarterly installments of $25,000 each, payable on May 31, 2002, August 31, 2002 and November 30, 2002.

             (b) In addition to the above, upon the written request of the Company to Consultant to engage in additional services, the Company shall compensate Consultant in amounts to be mutually agreed upon, in the event that:

                 (i)   Consultant originates a financing;
                 (ii) Consultant acts as an underwriter or placement agent in the sale or distribution of securities by the Company to the public or in a private transaction;
                 (iii) Consultant provides a fairness opinion or other valuation analysis; or
                 (iv) Consultant introduces to the Company a source for business from which the Company derives revenue.

         4. (a) The Company acknowledges that all opinions and advice (written or oral) given by Consultant to the Company in connection with Consultant's engagement are intended solely for the benefit and use of the Company in considering the transaction to which they relate, and the Company agrees that no person or entity other than the Company shall be entitled to make use of or rely upon the advice of Consultant to be given hereunder, and no such opinion or advice shall be used for any manner or for any purpose, nor may the Company make any public references to Consultant, or use the Consultant's name in any annual reports or any other reports or releases of the Company, without Consultant's prior written consent.

             (b) The Company acknowledges that Consultant makes no commitment to make a market in the Company's securities, to recommend or advise its clients to purchase the Company's securities, or to prepare research or corporate finance reports.

         5. Consultant will hold in confidence any confidential information which the Company provides to Consultant pursuant to this Agreement which is designated by an appropriate stamp or legend as being confidential. Notwithstanding the foregoing, Consultant shall not be required to maintain confidentiality with respect to information (i) which is or becomes part of the public domain not due to the breach of this Agreement by Consultant; (ii) of which it had independent knowledge prior to disclosure; (iii) which comes into the possession of Consultant in the normal and routine course of its own business from and through independent non-confidential sources; or (iv) which is required to be disclosed by Consultant by laws, rules or regulations. If Consultant is requested or required to disclose any confidential information supplied to it by the Company, Consultant shall, unless prohibited by law, promptly notify the Company of such request(s) so that the Company may seek an appropriate protective order.

         6. Consultant shall perform its services hereunder as an independent contractor and not as an employee or agent of the Company or any affiliate thereof. Consultant shall have no authority to act for, represent or bind the Company or any affiliate thereof in any manner, except as may be expressly agreed to by the Company in writing from time to time.

         7. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof. No provision of this Agreement may be amended, modified or waived, except in a

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writing signed by both parties. This Agreement shall be binding upon and inure to the benefit of each of the parties and their respective successors, legal representatives and assigns. This Agreement may be executed in counterparts. In the event of any dispute under this Agreement, then and in such event, each party agrees that the same shall be submitted to the American Arbitration Association ("AAA") in the City of New York, for its decision and determination in accordance with its rules and regulations then in effect. Each of the parties agrees that the decision and/or award made by the AAA may be entered as judgment of the Courts or the State of New York, and shall be enforceable as such. This Agreement shall be construed and enforced in accordance with the laws of the State of New York, without giving effect to conflict of laws.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the day and year first above written.



EARLYBIRDCAPITAL, INC.                   NETWORK-1 SECURITY SYSTEMS, INC.

By: /s/ David M. Nussbaum                By: /s/ Murray P. Fish
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Title: Chairman                          Title: President and CFO
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